                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

                            [AMENDMENT NO..........]


Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]

Check the approximate Box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
    240.14a-12

                          Lancaster Colony Corporation
                (Name of Registrant as Specified in Its Charter)


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       2)     Aggregate number of securites to which transaction applies:

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11:*

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       4)     Proposed maximum aggregate value of transaction:

                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)     Amount Previously Paid:________________________________________________
  2)     Form Schedule or Registration Statement No.:___________________________
  3)     Filing Party:__________________________________________________________
  4)     Date Filed:____________________________________________________________

                          LANCASTER COLONY CORPORATION



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held November 20, 1995

        The annual meeting of shareholders of Lancaster Colony Corporation (the "Corporation") will be held at 11:00 a.m., Eastern Standard Time, November 20, 1995, in the Legislative AB Meeting Room of the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215.

        The meeting will be held for the following purposes:

        1. To elect four directors for a term which expires in 1998.

        2. To approve a proposal to adopt the 1995 Key Employee Stock Option
           Plan.

        3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 22, 1995 will be entitled to notice of and to vote at the meeting.

        If you do not expect to attend the meeting, please sign, date and return the enclosed proxy. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the meeting.



October 16, 1995
                                                         JOHN B. GERLACH, JR.
                                                         President and Secretary

                          LANCASTER COLONY CORPORATION
                  37 WEST BROAD STREET, COLUMBUS, OHIO  43215

                                PROXY STATEMENT


                              GENERAL INFORMATION

        This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used in voting at the annual meeting of shareholders to be held November 20, 1995, in the Legislative AB Meeting Room, Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"). The enclosed proxy, if completed and forwarded to the Corporation, will be voted in accordance with the instructions contained therein. The proposals referred to therein are described in this Proxy Statement.

        The proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation. The presence of a shareholder at the Annual Meeting will not revoke the proxy unless specific notice thereof is given.

        The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or through the efforts of officers and regular employees of the Corporation.

        The Board of Directors has fixed the close of business on September 22, 1995 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof.
At that date the Corporation had outstanding and entitled to vote 29,583,696 shares of Common Stock, each share entitling the holder to one vote. The Corporation has no other class of stock outstanding. This Proxy Statement is first being mailed to shareholders on or about October 16, 1995.

                      NOMINATION AND ELECTION OF DIRECTORS

        The Board of Directors of the Corporation is divided into three classes. The members of the three classes are elected to serve for staggered terms of three years. The Board of Directors currently consists of ten members. Pursuant to Section 2.04 of the Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal. Thus, the Board of Directors of the Corporation currently consists of two classes of three members each and one class of four members.

        The names and ages of the "Nominees" and the "Continuing Directors," their principal occupations during the past five years and certain other information together with their beneficial ownership of the Corporation's Common Stock as of September 1, 1995, are listed below. As of September 1, 1995, the Corporation had outstanding and entitled to vote 29,582,796 shares of Common Stock.

                     NOMINEES FOR TERM TO EXPIRE IN 1998

        Name; Office with Corporation;                          Director         Shares Owned at        Percent of
        Principal Occupation                            Age      Since          September 1, 1995          Class
----------------------------------------------------------------------------------------------------------------------------
Frank W. Batsch; Retired; formerly                      64       1963                 58,544                  *
        Vice President of the Corporation(1)(2)

John B. Gerlach; Chairman of the Board                  68       1961              5,841,816               19.75%
        and Chief Executive Officer of
        the Corporation(2)(3)(4)

Richard R. Murphey, Jr.; Of Counsel, law                70       1973                 60,697                  *
         firm of Squire, Sanders & Dempsey(2)(5)

Henry M. O'Neill, Jr.; Chairman,                        60       1976                 13,101                  *
        Chief Executive Officer of AGT
        International, Inc. (voice response
         systems) since 1988; Chairman of the
        Board of Evergreen Quality Catering
        (mobile caterer) since 1987

*  Less than 1%

                                      2


        (1) Mr. Batsch served as an officer of the Corporation until November 1992 and continues as a part-time consultant to the Corporation. See "Compensation of Directors" for further discussion.

        (2) See footnote 2 under "Continuing Directors," which explanation applies to Messrs. Batsch, Gerlach and Murphey.

        (3) See footnotes 1, 3, 4 and 5 under "Continuing Directors" which explanations apply to Mr. Gerlach.

        (4) Mr. John B. Gerlach is also a director of Drug Emporium, Inc., Huntington Bancshares Incorporated, M/I Schottenstein Homes, Inc., Scioto Downs, Inc. and Worthington Foods, Inc.

        (5) Mr. Murphey is Of Counsel to a law firm which the Corporation has retained from time to time during the last two full fiscal years and proposes to retain during the current year.


        All the nominees have indicated a willingness to stand for election and to serve if elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, the proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors.

                              CONTINUING DIRECTORS

        Name; Office with Corporation;                  Director         Term           Shares Owned at         Percent of
             Principal Occupation               Age      Since          Expires        September 1, 1995           Class
---------------------------------------------------------------------------------------------------------------------------------
Robert L. Fox; Investment                        46       1991            1996               710,339                2.40%
        Executive for Advest, Inc.
        (stock brokerage firm)
        since 1978(2)(3)

John B. Gerlach, Jr.;                            41       1985            1996             2,314,562                7.82%
        President, Chief Operating
        Officer and Secretary
        of the Corporation
        (1)(2)(3)(4)(5)(6)(7)

Morris S. Halpern; Retired;                      65       1963            1997               117,047                  *
        formerly Vice President
        of the Corporation(2)(9)

Robert S. Hamilton;                              67       1985            1997                 8,816                  *
        Vice Chairman and Director
        of Liqui-Box Corporation
        (plastic packaging manufacturer)(2)

Edward H. Jennings;                              58       1990            1996                   533                  *
        President Emeritus and
        Professor of Finance at
        The Ohio State University;
        formerly President of The
        Ohio State University from
        1981 to 1990(8)

David J. Zuver; Retired;                         71       1966            1997               144,099                  *
        formerly Vice President
        of the Corporation(2)

All Directors and Executive Officers                                                       7,228,793               24.38%
as a group (12 Persons)(1)(10)

* Less than 1%

(1) Includes shares held by the Employee Stock Ownership Plan allocated to the accounts of Lancaster Colony Corporation employees.
     Employees have the right to direct the voting of such shares.


                                      3



         (2) Holdings include shares owned by spouses, minor children and shares held in custodianship or as trustee. The following persons disclaim beneficial ownership in such holdings with respect to the number of shares indicated: Mr. Batsch, 2,570; Mr. Fox, 77,425; Mr. John B. Gerlach, 1,301,554; Mr. John B. Gerlach, Jr., 1,201,858; Mr. Halpern, 6,074; Mr. Hamilton, 2,683; Mr. Murphey, 8,661; and Mr. Zuver, 72,847. The holdings disclaimed by Messrs. Gerlach include those held in a trust referred to in footnote 5, below, in which Messrs. Gerlach are subject to an undetermined beneficial interest.
         (3) Messrs. John B. Gerlach and John B. Gerlach, Jr., trustees of Gerlach Foundation, Inc., and Mr. Fox, a trustee of Fox Foundation, Inc., share voting and investment power with their respective foundations, both of which are private charitable foundations. Gerlach Foundation, Inc. holds 353,455 shares and Fox Foundation, Inc. holds 61,338 shares. These shares are included in the above table. Gerlach Foundation, Inc. and Fox Foundation, Inc. together control an additional 410,318 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Messrs. Gerlach and Mr. Fox. The Trustees each disclaim beneficial ownership of any of these shares.
         (4) Messrs. John B. Gerlach and John B. Gerlach, Jr. by virtue of their stock ownership and positions with the Corporation may be deemed "control persons" of the Corporation. John B. Gerlach is John B. Gerlach, Jr.'s father.
         (5) John B. Gerlach is the Executor of the Estate of John J. Gerlach, Deceased. In order to partially fund the federal estate tax obligations of the estate, a trust which is the residuary legatee of the estate and presently holds 944,630 shares of the Common Stock of the Corporation sold the Corporation 250,000 shares of Common Stock of the Corporation on August 8, 1995. Such purchase was authorized by the Board of Directors on June 22, 1995. The purchase price of $35.81 per share was established by the Board of Directors based upon the average closing price of common shares of the Corporation during the first 20 of the 22 business days immediately preceding the date of such purchase.
         (6) Mr. Gerlach, Jr. has the right to acquire 26,666 shares through the exercise of stock options which shares are included in the table.
         (7) Mr. Gerlach, Jr. is also a director of The Cardinal Fund Inc.
         (8) Mr. Jennings is also a director of Borden Chemicals & Plastic Ltd. Partnership and Super Food Service, Inc.
         (9) Mr. Halpern served as an officer of the Corporation until June 1992. The Corporation and Mr. Halpern have entered into a formal consulting agreement discussed under "Compensation of Directors."
        (10) Shares held include 72,332 shares subject to presently exercisable options.


        The Board of Directors has established an audit committee (the "Audit Committee") consisting of Messrs. Batsch, Hamilton and O'Neill. Mr. Hamilton serves as Chairman of the Audit Committee. The Audit Committee is charged with the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries, so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and
(ii) that an adequate system of internal financial control has been implemented throughout the Corporation and is being effectively followed. The Audit Committee held three meetings during the fiscal year ended June 30, 1995 ("fiscal 1995"). All members were in attendance except Mr. Batsch who was absent for one meeting.

        The Board of Directors has established a compensation committee (the "Compensation Committee") consisting of Messrs. Hamilton, Jennings and O'Neill as its members. Mr. Jennings serves as Chairman of the Compensation Committee. The powers and duties of the Compensation Committee are to consider and formulate recommendations to the Board of Directors with respect to all aspects of compensation to be paid to the executive officers of the Corporation, to undertake such evaluations and make such reports as are required by the applicable rules of the Securities and Exchange Commission and to perform and exercise such other duties and powers as shall from time to time be designated by action of the Board of Directors. The Compensation Committee held one meeting during fiscal 1995. All members were in attendance.

        The Board of Directors does not have a Nominating Committee.

        A total of five meetings of the directors of the Corporation were held during fiscal 1995. Each director except Frank W. Batsch and Morris S. Halpern, attended at least 75% of the total number of meetings of the directors.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation. To the Corporation's knowledge, based solely on a review of such reports, during the past fiscal year all Section 16(a) filing requirements applicable to the Corporation's directors and executive officers were complied with, except that Mr. Halpern made a late filing on Form 4 with respect to one transaction and Mr. John B. Gerlach made late filings on Form 4 with respect to two transactions.

                           COMPENSATION OF DIRECTORS

        Except as noted below, directors who are not employees of the Corporation or any of its subsidiaries receive an annual fee of $10,000 plus $750 for each meeting attended. Directors who also serve on the Audit Committee and/or Compensation Committee receive $750 for each such committee meeting attended.

        The Corporation has a consulting agreement with Mr. Halpern pursuant to which Mr. Halpern has agreed to perform advisory and consulting services for an annual fee of $200,000 for calendar year 1993 and $150,000 for calendar years 1994 through 1996. If at December 31, 1996 Mr. Halpern has satisfied all the terms of the consulting agreement, he shall be entitled to receive additional consulting fees of $50,000 per year beginning in 1997 and terminating upon his death.

        Subject to an informal arrangement, effective January 1, 1993 the Corporation began paying Mr. Batsch as a part-time consultant based on an annual fee of $18,000. Additionally, postretirement benefits pursuant to an informal arrangement were paid by the Corporation to Mr. Zuver of $30,000 annually.

        The payments to Messrs. Zuver, Halpern and Batsch also include their services as directors.



                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following individuals have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock of the
Corporation:

                                Nature of
      Name and                  Beneficial      Amount          Percent of
       Address                  Ownership       Owned (1)       Ownership
-------------------------------------------------------------------------------
John B. Gerlach                 Direct and      5,841,816       19.75%
Lancaster Colony Corporation     Indirect
37 West Broad Street
Columbus, Ohio  43215

John B. Gerlach, Jr.            Direct and      2,314,562(2)     7.82%
Lancaster Colony Corporation     Indirect
37 West Broad Street
Columbus, Ohio  43215

(1) See footnotes 1, 2, 3, 4 and 5 under "Continuing Directors," which explanations apply to Messrs. Gerlach.

(2) See footnote 6 under "Continuing Directors," which explanation applies to John B. Gerlach, Jr.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

        The following table summarizes compensation earned during the fiscal years ended June 30, 1995, 1994 and 1993 by those persons who were the Chief Executive Officer and the three other most highly compensated, reportable executive officers of the Corporation during fiscal 1995:

                                                                         Long-Term
                               Fiscal     Annual Compensation (1)       Compensation      All Other
Name and Principal Position     Year      Salary            Bonus        Options(#)     Compensation(2)
-------------------------------------------------------------------------------------------------------
John B. Gerlach;                1995      $517,500                                         $5,795
Chairman of the                 1994       485,000                                          4,978
Board and Chief                 1993       425,000                                          5,207
Executive Officer

Larry G. Noble;                 1995      $228,267         $272,000       15,000           $5,795
Vice President(3)               1994       219,508          252,000                         4,978
                                1993       208,500          210,000       26,666            5,207

John B. Gerlach, Jr.;           1995      $345,833                                         $5,795
President, Chief                1994       297,083                                          4,978
Operating Officer               1993       266,216                                          5,207
and Secretary

John L. Boylan;                 1995      $118,750        $  15,000        4,000           $2,493
Treasurer and                   1994       110,000                                          2,216
Assistant Secretary             1993       100,000                         5,333            2,389

(1) The named executive officers received certain perquisites in 1995, 1994 and 1993, the amount of which did not exceed the reportable threshold of the lesser of $50,000 or 10% of any such officer's salary and bonus.
(2) Approximate amounts contributed on behalf of such executive officer to the Employee Stock Ownership Plan (ESOP).
(3) Bonus amounts listed as paid to Mr. Noble are discretionarily determined and relate to the preceding fiscal year.  The bonus relating to fiscal 1995 has not yet been determined but is currently expected not to exceed that paid in fiscal 1995 for fiscal 1994.

                            GRANTS OF STOCK OPTIONS

        The following table sets forth information concerning individual grants of stock options made during the 1995 fiscal year to each of the executive officers named in the Summary Compensation Table. The Corporation has never granted stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  Percent of                                    Potential Realizable Value at
                                Total Options                                       Assumed Annual Rates of
                                 Granted to                                        Stock Price Appreciation
                  Options       Employees in     Exercise       Expiration            for Option Term(2)
Name            Granted(#)(1)    Fiscal Year    Price($/Sh)       Date               5%              10%
------------------------------------------------------------------------------------------------------------------
Larry G. Noble    15,000            6.9%          $33.375         01/31/00         $315,000        $798,000
                                                                    and
                                                                  01/31/05
John L. Boylan     4,000            1.8%          $33.375         01/31/97         $ 14,000        $ 28,000

(1)Except for 3,701 nonqualified stock options granted to Mr. Noble, all options were granted pursuant to the Corporation's 1981 Incentive Stock Option Plan and become exercisable in partial amounts through January 31, 2005. All options were granted with an exercise price equal to the market price of the Common Stock at the grant date.
(2)The amounts reflected in this table are based upon certain assumed rates of appreciation as specified by the Securities and Exchange Commission. Actual realized values, if any, on exercise of the option will be dependent on the actual appreciation in the price of the Common Stock of the Corporation over the term of the option. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.


                      STOCK OPTION EXERCISES AND HOLDINGS

        The following table sets forth certain information with respect to stock options exercised during fiscal 1995 by each of the executive officers named in the Summary Compensation Table and unexercised stock options held as of June 30, 1995 by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                           Value of Unexercised
                         Underlying                        Unexercised Options at         In-the-Money Options at
                           Options            Value          Fiscal Year-End(#)           Fiscal Year-End($)(1)(2)
       Name             Exercised(#)     Realized($)(1)  Exercisable   Unexercisable    Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------
John B. Gerlach, Jr.       26,666           $592,839        26,666                        $753,315
Larry G. Noble              5,344           $146,960         6,041         35,625         $ 32,555         $273,890
John L. Boylan                                               2,996          1,004         $  7,116         $  2,385

    (1) All values are shown pretax and are rounded to the nearest whole dollar.
    (2) Based on the 1995 fiscal year-end closing price of $35.75 per share.

                              SEVERANCE AGREEMENT

        Mr. Boylan is a party to an agreement entitling him to severance benefits equal to (i) full salary paid through the date of his termination plus
(ii) an amount equal to the lesser of (a) 100% of the highest annual rate of salary and highest annual bonus paid to Mr. Boylan during the three-year period prior to his date of termination, or (b) twice his annual compensation (salary plus bonus) paid for the full fiscal year immediately preceding the date of his termination, in the event that within a period of one year after a "change of control" (as defined in the agreement) his employment is terminated by the Corporation (other than for cause) or by Mr. Boylan (if there has been any material adverse change in the terms of his employment).

                        REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") consists entirely of outside, nonemployee directors. The compensation of executive officers of the Corporation, other than the chief executive officer ("CEO") is established annually by the CEO in consultation with the Committee. In establishing the compensation of executive officers various factors are considered including the scope of responsibilities, the quality of the executive officer's performance in discharging those responsibilities, and in certain cases, the financial performance of the Corporation or of a particular division of the Corporation under that executive officer's supervision. The determination of the compensation of executive officers is essentially subjective and dependent upon the recommendation of the CEO, and no specific weight is given to any of the foregoing factors.

        The compensation of the CEO was based on the Committee's evaluation of his performance toward the achievement of the Company's financial, strategic and other goals and his length of service as CEO. In determining the CEO's compensation the Committee considered the CEO's hands-on oversight of all of the Corporation's operations, his attention to detail and his reputation as a business leader in the industries in which the Corporation operates as well as competitive chief executive officer pay information. The determination of the CEO's compensation was subjective, with no specific weight given to any particular factor.

        Edward H. Jennings, Chairman
        Robert S. Hamilton
        Henry M. O'Neill, Jr.

                               PERFORMANCE GRAPH

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
       OF LANCASTER COLONY CORPORATION, S&P INDEX AND PEER INDUSTRY GROUP

        The graph set forth below compares the five-year cumulative total return from investing $100 on June 30, 1990 in each of the Corporation's Common Stock, the Standard and Poor's 500 Index and the S&P Conglomerates Index:

                                                   Cumulative Total Return
                                        ------------------------------------------------
                                        6/90    6/91    6/92    6/93    6/94    6/95
Lancaster Colony Corp                     100     101     219     386     484     495

S & P 500                                 100     107     122     138     140     177

S & P Conglomerates                       100      89     100     139     138     172


                               OTHER TRANSACTIONS

        John B. Gerlach has a 46% interest in an accounting partnership known as John Gerlach & Co. ("the Firm") which, pursuant to an arrangement that was approved by the Audit Committee, provides internal auditing, accounting, tax and internal management advisory services of a type generally available from an independent accounting firm, including services relating to local taxation, mergers and acquisitions and pension matters. The fee paid to the Firm for its services is measured by the volume of work performed and is reviewed by the Audit Committee. The fees for services for the fiscal year ended June 30, 1995 were $428,760.

        The Corporation believes that the terms of the above transactions are as favorable to it as those which could have been obtained from independent parties.

             PROPOSAL TO ADOPT 1995 KEY EMPLOYEE STOCK OPTION PLAN

        The following summary description of the 1995 Plan is qualified in its entirety by reference to the full text of the Plan which is attached as Exhibit A.

        The Corporation's 1981 Incentive Stock Option plan (the "1981 Plan"), adopted by the shareholders on November 16, 1981 and amended by the shareholders on November 19, 1990 expired May 30, 1995. Such expiration does not affect the validity of options to purchase 319,958 shares which were outstanding on that date. On August 31, 1995, the Board of Directors adopted a new 1995 Key Employee Stock Option Plan (the "1995 Plan"), subject to shareholder approval, to continue the Corporation's past policy of providing effective incentives designed to attract and retain the services of valuable and experienced employees. Under the 1995 Plan, options to purchase up to an aggregate of 2,000,000 shares of the Common Stock of the Corporation (the "Shares") may be granted.

        The 1995 Plan is essentially similar to the 1981 Plan. The purpose of the 1995 Plan is to afford an incentive to, and encourage stock ownership by, key employees of the Corporation and its subsidiaries so that such employees may acquire or increase their proprietary interest in the success of the Corporation and be encouraged to remain in the employ of the Corporation. Key employees (including officers, whether or not they are directors) of the Corporation and all of its subsidiaries are eligible to receive options.

        The 1995 Plan permits the granting of (1) options to purchase Shares which are either (a) nonstatutory stock options ("Nonstatutory Stock Options") not intended to qualify for special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), or (b) options which are intended to qualify as incentive stock options under the Code ("Incentive Stock Options"), and (2) stock appreciation rights granted either in conjunction with stock options or separately.

ADMINISTRATION

        The 1995 Plan will be administered by a committee designated by the Board of Directors (the "Committee"). The Committee shall be composed of at least three directors and shall serve at the pleasure of the Board of Directors. Each member of the Committee must be a director who is a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" under Section 162(m) of the Code and the regulations thereunder. The Committee has the authority to determine (i) the employees who shall be granted options or stock appreciation rights under the 1995 Plan, (ii) the time or times at which options and stock appreciation rights shall be granted, (iii) the option price of the shares subject to each option and stock appreciation right,
(iv) the time or times at which each option and stock appreciation right shall become exercisable and the duration of the exercise period, (v) any additional conditions to the grant and exercise of any option or stock appreciation right and (vi) the rules and regulations for the administration of the 1995 Plan.

ELIGIBLE EMPLOYEES

        The selection of persons who are eligible to be granted stock options and stock appreciation rights shall be determined by the Committee. No employee shall be granted an Incentive Stock Option if such employee, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the combined voting power of all classes of stock of the Corporation unless the option price pursuant to such Incentive Stock Option is at least 110% of the fair market value of the Shares subject to the Incentive Stock Option at the time of grant and such option is not exercisable more than five years after the date of grant.

STOCK OPTIONS

        The option agreement in the form approved by the Committee (the "Option Agreement") shall set forth the option price per share which will be not less than 100% of the fair market value per Share on the date of grant if the option is an Incentive Stock Option (or 110% of the fair market value per share in the case of an employee who owns more than 10% of the combined voting power of all classes of stock of the Corporation). Payment of the option price upon exercise of an option may be made in cash, Shares, or a combination thereof, as set forth in the Option Agreement. The term of each option shall be set forth in the Option Agreement. The grant and terms of Incentive Stock Options will be limited to the extent required by the Code. The Option Agreement shall set forth the number of Shares that are subject to the option, the type of option granted, the option price to be paid upon exercise, the manner in which the option is to be exercised, the option period, and such other terms as may be approved by the Committee.

STOCK APPRECIATION RIGHTS

        Stock appreciation rights may be granted pursuant to the 1995 Plan either separately or in conjunction with a stock option. Each stock appreciation right shall be evidenced in writing, either as part of an Option Agreement or in a separate stock appreciation rights agreement between the optionee and the Corporation, all in such form as the Committee shall from time to time approve.

AMENDMENT OF THE 1995 PLAN

        The Board of Directors may, with respect to Shares not subject to outstanding options, suspend, discontinue, revise or amend the 1995 Plan in any respect for any purpose which it may deem advisable; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Corporation, increase the aggregate number of Shares subject to the 1995 Plan, change the designation of the class of employees eligible for participation in the 1995 Plan, or otherwise amend the 1995 Plan in any manner that would cause Incentive Stock Options issued under the 1995 Plan to fail to qualify as Incentive Stock Options as defined in Section 422 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, under existing statutes, regulations and authorities, an optionee does not realize taxable income at the time of the grant of an Incentive Stock Option, a Nonstatutory Stock Option or a stock appreciation right. Upon the exercise of a Nonstatutory Stock Option, the Corporation is entitled to a deduction and the optionee realizes ordinary income in the amount by which the then fair market value of the Shares exceeds the option price. Upon the exercise of a stock appreciation right, the Corporation is entitled to a deduction and the optionee realizes ordinary income in the amount of the cash or the fair market value of the Shares received. On the subsequent sale of the Shares received upon the exercise of a Nonstatutory Stock Option or stock appreciation right, the difference between the fair market value of the Shares on the date of receipt and the amount realized on the sale will be treated as capital gain or loss depending on the period for which the Shares are held prior to the sale. An optionee will have no taxable income upon the exercise of an Incentive Stock Option (except that the alternative minimum tax may apply) and generally does not realize taxable income until the sale of the Shares received upon exercise of the option. If a sale does not take place until at least two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long term capital gain or loss. Under such circumstances, the Corporation will not be entitled to a deduction in connection with the grant or the exercise of the option. If a disposition occurs prior to two years after grant or one year after exercise, then the difference between the option price and the fair market value of the Shares on the date of exercise (or in certain cases, the amount realized on sale, if less than the market value on the date of exercise) will be taxable as ordinary income to the optionee and deductible by the Corporation for federal income tax purposes.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP has acted as independent certified public accountants of the Corporation during the fiscal year ended June 30, 1995. Deloitte & Touche LLP is expected to have a representative present at the Annual Meeting who may make a statement, if desired, and will be available to answer appropriate questions.

                             SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be in the proxy statement for the 1996 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices no later than June 18, 1996.

                                 OTHER MATTERS

        As of the date of this statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation.

                                        By Order of the Board of Directors

October 16, 1995
                                        JOHN B. GERLACH, JR.
                                        President and Secretary

                                                                       EXHIBIT A
                          LANCASTER COLONY CORPORATION
                      1995 KEY EMPLOYEE STOCK OPTION PLAN

        This is the 1995 Key Employee Stock Option Plan (the "Plan") of LANCASTER COLONY CORPORATION (the "Company"), effective as of August 31, 1995.

        [SECTION] 1.    PURPOSE OF PLAN. The purpose of the Plan is to advance
the interests of the Company and its shareholders by (i) providing an incentive to key employees of the Company and its affiliates, (ii) encouraging stock ownership by key employees so that such key employees may acquire or increase their proprietary interest in the success of the Company and its affiliates, and
(iii) encouraging key employees to remain in the employ of the Company and its affiliates. Some of the options granted pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto (hereinafter "incentive stock options").

        [SECTION] 2.    SHARES UNDER THE PLAN. The shares of stock subject to
any option granted pursuant to the Plan shall be shares of the Common Stock, no par value, of the Company ("Shares"). The aggregate number of Shares which may be subject to, and issued under, options granted pursuant to the Plan shall not exceed 2,000,000 Shares; provided, however, that whatever number of shares that remain reserved for issuance pursuant to the Plan at the time of any stock split, stock dividend, or other change in the Company's capitalization shall be appropriately and proportionately adjusted to reflect such stock split, stock dividend, or other change in capitalization. Any Shares issued upon exercise of options granted under the Plan may be authorized and unissued Shares or Shares held by the Company in its treasury. In the event that any outstanding option under the Plan expires, is terminated, or (with the consent of the optionee) is canceled, those Shares allocable to the unused portion of such option may thereafter be subject to new options granted pursuant to the Plan.

        [SECTION] 3.     ADMINISTRATION. The Plan shall be administered by a
committee appointed by the board of directors consisting of not less than three directors (the "Committee"), each of whom shall be a "disinterested person" under Rule 16b-3 of the Securities Exchange Act of 1934 and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Subject to the provisions of the Plan, the Committee shall in its discretion:

                (a) Determine the employees who shall be granted options under the Plan, the number of Shares to be subject to each such option and the designation of such options as incentive stock options or non-statutory stock options, except that options granted to members of the Board shall be subject to the approval of a majority of the disinterested directors of the Company;

                (b) Determine the employees who shall be granted stock appreciation rights under the Plan;

                (c) Determine the time or times at which options and stock appreciation rights shall be granted;

                (d) Determine the option price of the Shares subject to each option and stock appreciation right;

                (e) Determine the time or times at which each option and stock appreciation right shall become exercisable and the duration of the exercise period;

                (f) Specify additional conditions including, without limitations, earnings and performance tests, to the grant and exercise of any option or stock appreciation right;

                (g) Establish, amend and rescind rules and regulations for the administration of the Plan; and

                (h) Construe and interpret the provisions of the Plan or any option or stock appreciation right granted pursuant to the Plan.

        All actions of the Committee under this Section, including any construction or interpretation of the provisions of the Plan, shall be final, conclusive and binding upon the Company and all optionees. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant to the Plan.

        [SECTION] 4.    ELIGIBLE EMPLOYEES. The persons who shall be eligible to
be granted options and stock appreciation rights shall be such officers and other key employees (whether or not they are also directors) of the Company or any of its affiliates as the Committee shall select from time to time; provided, however, that no employee shall be granted an incentive stock option pursuant to the Plan if such employee, at the time the incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates unless the option price pursuant to any such incentive stock option is at least 110% of the fair market value of the Shares subject to the incentive stock option at the time such incentive stock option is granted and such option is not exercisable by its terms after the expiration of five years from the date such incentive stock option is granted.

        [SECTION] 5.    EFFECTIVE DATE OF PLAN. The Plan shall be effective upon
adoption of the Plan by the Board of Directors of the Company. The Plan shall be submitted to the shareholders of the Company for approval within one year after its adoption by the Board of Directors and, if the Plan shall not be approved by the shareholders within said period, the Plan shall be void and of no effect. Any options granted under the Plan prior to the date of approval by the shareholders shall be void if such shareholders' approval is not obtained. Any option granted pursuant to the Plan shall be granted within ten years from the effective date of adoption and for any period of exercise permitted under
Section 6(e).

        [SECTION] 6.    TERMS AND CONDITIONS OF OPTIONS. Each option granted
pursuant to the Plan shall be evidenced by a written option agreement (the "Option Agreement") between the optionee and the Company in such form as the Committee shall from time to time approve. The Option Agreement shall specify whether or not the option granted shall be treated as an incentive stock option and shall contain such terms and conditions as the Committee shall deem appropriate, including but not limited to the conditions set forth below:

                (a) OPTIONEE'S EMPLOYMENT. The Option Agreement may provide that the optionee agrees to enter into an employment agreement with the Company or its affiliates in form satisfactory to the Company as a condition to the grant of an option. The Option Agreement may provide that the optionee agrees to remain in the employ of, and to render services to, the Company or its affiliates for a specified period of time as a condition to the exercise of an option. The Option Agreement shall not impose upon the Company or its affiliates any obligation to retain the optionee in their employ for any period.

                (b) NUMBER OF SHARES. The Option Agreement shall set forth the number of Shares subject to the option or options granted to the optionee pursuant to the Plan.

                (c) NO OBLIGATION TO EXERCISE. The Option Agreement shall provide that there is no obligation on the optionee to exercise any option.

                (d) OPTION PRICE. The Option Agreement shall set forth the option price per Share as determined by the Committee. If the option is an incentive stock option, the price shall not be less than 100% of the fair market value per Share on the date the option is granted (110% in the case of any employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates). The date on which the Committee approves the granting of an option shall be deemed the date on which the option is granted.

                (e) PERIOD OF EXERCISE. The Option Agreement shall set forth the period for exercise of each option. If the option is an incentive stock option, the Option Agreement shall not permit exercise of the option after the expiration of ten years from the date such option is granted by the Committee or that shorter period specified in Section 4.

                (f) MEDIUM AND TIME OF PAYMENT. The option price shall be payable upon exercise of the option and must be paid in full in cash, Shares, a combination of cash and Shares or such other consideration as the Committee may from time to time determine to be acceptable. No stock certificates shall be issued until full payment therefor has been received by the Company.

                (g) EXERCISE OF OPTIONS. The Option Agreement shall provide for (and may limit or restrict) the date or dates and the conditions on which the options may be exercised. The Option Agreement may provide for exercise of the options in installments on such terms and conditions as the Committee may determine.

                (h) LIMIT ON INCENTIVE STOCK OPTIONS. An Option Agreement that grants an incentive stock option shall provide that the maximum aggregate fair market value (determined as of the time the option is granted) of all Shares with respect to which incentive stock options may be exercisable by an optionee for the first time in any calendar year under the Plan or any other stock option plan of the Company or any of its affiliates shall not exceed $100,000.

                (i) ADJUSTMENT. The Option Agreement may contain such provisions as the Committee considers appropriate to adjust the number of Shares subject to an option in the event of a stock split, stock dividend, or other change in the Company's capitalization. Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive upon the Company and all optionees.

        The grant of an option pursuant to the Plan shall not affect the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

        [SECTION] 7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock
appreciation rights may be issued independent of or in conjunction with an option. Each stock appreciation right granted pursuant to the Plan shall be evidenced in writing, either as part of an Option Agreement or in a separate stock appreciation rights agreement between the optionee and the Company in such form as the Committee shall from time to time approve. The Option Agreement or separate stock appreciation rights agreement shall contain such terms and conditions as the Board shall deem appropriate, including but not limited to the terms and conditions set forth in Section 3 and the conditions set forth in
Section 6 with respect to options.

        [SECTION] 8.    RIGHTS AS A SHAREHOLDER. An optionee or a transferee of
an option shall have no rights as a shareholder with respect to any Shares subject to such option until the date of the issuance of a stock certificate to him for such Shares.

        [SECTION] 9.    MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS AND STOCK
APPRECIATION RIGHTS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options and stock appreciation rights granted under this Plan, or accept the surrender of outstanding options and stock appreciation rights and authorize the granting of new options and stock appreciation rights in substitution therefor. Options for Shares subject to lapsed options may be granted to other eligible employees by the Committee at any time during the period permitted under Section 5. Notwithstanding the foregoing, however, no modification of an option or stock appreciation right shall, without the consent of the optionee, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted to the optionee under the Plan.

        [SECTION] 10.   INDEMNIFICATION OF BOARD. In addition to such other
rights of indemnification as they may have as members of the board of directors of the Company, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or other proceeding to which any of them may be a party as a result of any action or failure to act under or in connection with the Plan or any option or stock appreciation right granted thereunder, and against all amounts paid in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid in satisfaction of a judgment in any such action, suit or other proceeding; provided, however, that any such member of the Committee shall not be indemnified for any such expenses or amounts relating to matters as to which it is determined in such action, suit or other proceeding that such member of the Committee is liable for negligence or misconduct in the performance of his duties.

        [SECTION] 11.   AMENDMENT OF PLAN. The Board of Directors may, with
respect to any Shares not subject to options at such time, suspend, discontinue, revise or amend the Plan in any respect for any purpose which it may deem advisable; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company, increase the aggregate number of Shares subject to the Plan, change the designation of the class of employees eligible for participation in the Plan, or otherwise amend the Plan in any manner that will cause incentive stock options issued hereunder to fail to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

        [SECTION] 12.   APPLICATION OF FUNDS. The proceeds received by the
Company from the sale of Shares pursuant to options granted under the Plan shall be used for general corporate purposes.

        [SECTION] 13.   NAME OF PLAN. The Plan shall be known as the Lancaster
Colony Corporation 1995 Key Employee Stock Option Plan.

[End of Plan]

                         LANCASTER COLONY CORPORATION
        PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 20, 1995

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert L. Fox, John B. Gerlach, Jr. and Robert S. Hamilton, or any of them, proxies of the undersigned, with power of substitution, to vote all shares of stock of the Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held November 20, 1995, or at any adjournment thereof, and to exercise all of the powers which the undersigned would be entitled to exercise as a shareholder if personally present upon the following matters:

                (To Be Continued And Signed On The Other Side)

[X] Please mark your
    votes as in this
    example.
If no contrary specification is made, this proxy will be voted FOR proposals 1 and 2.
                  FOR   WITHHELD   Nominees: For Term Expiring 1996:
1. Election of                               Frank W. Batsch
   Directors      [ ]     [ ]                John B. Gerlach
                                             Richard R. Murphey, Jr.
                                             and Henry M. O'Neill, Jr.

For, except vote withheld from the following nominee(s):

___________________________
                                            FOR    AGAINST    ABSTAIN
2. Approval of a proposal to adopt the
   1995 Key Employee Stock Option Plan.     [ ]      [ ]        [ ]

3. The transaction of all other matters
   as may properly come before the meeting.

                         (Continued from other side)


SIGNATURE(S) _________________________ DATE _________,1995

SIGNATURE(S) _________________________ DATE _________,1995




NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please date, sign and mail this proxy in the enclosed envelope. No postage is required for mailing in the United States.